EXHIBIT 10.2
SOI HOLDINGS, INC. 2005 OMNIBUS PLAN
(Amended and Restated Effective as of August 22, 2007)
1. Purpose
     The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these employees and directors.
     So that the appropriate incentive can be provided, the Plan provides for Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Bonuses.
2. Definitions
     The following definitions shall be applicable throughout the Plan.
          (a) “Affiliate” means (i) any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.
          (b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit granted under the Plan.
          (c) “Board” means the Board of Directors of the Company.
          (d) “Cause” means, unless in the case of a particular Award, the applicable Award agreement states otherwise, the Company or an Affiliate having “ cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate, or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or having pled guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (iv) the failure of the Participant to follow the lawful instructions of the Board or his or her direct superiors, (v) the violation of the terms of any agreement between the Participant and the Company or an Affiliate that prohibits the Participant from competing with the Company or an Affiliate, soliciting the employees or customers of the Company or an Affiliate, or disclosing the confidential information of the Company or an Affiliate and (vi) in the case of a Participant who is a non-employee director, the Participant’s ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (v) above.
          (e) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
          (f) “Committee” means the compensation committee of the Board, or if no such committee has yet been established, the Board; provided that on and after the time that the Company becomes subject to the Exchange Act, the composition of the Committee shall satisfy the provisions of Rule16b-3 under the Exchange Act.
          (g) “Common Stock” means the common stock, par value $.01 per share, of the Company, or any other capital stock of the Company or any other entity into which such stock is reclassified or reconstituted (whether by merger, consolidation or otherwise).
          (h) “Company” means SOI Holdings, Inc., a Delaware corporation.
          (i) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.
          (j) “Disability” means, unless in the case of a particular Award, the applicable Award agreement states otherwise, “Disability” as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate, or, in the absence of such an employment, consulting or other agreement, a condition entitling a person to receive benefits under the long-term disability plan of the Company or an Affiliate, as may be applicable to the Participant in question (after the application of all applicable waiting periods), or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.
          (k) “Effective Date” means August 3, 2005.
          (l) “Eligible Person” means any (i) individual regularly employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate, or (iii) consultant or advisor to the Company or an Affiliate who is entitled to participate in an “employee benefit plan” within the meaning of 17 CFR § 230.405.
          (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (n) “Fair Market Value” on a given date means, (i) if the Common Stock is listed on a national securities exchange, the average of the highest and lowest sale prices of a share of Common Stock reported as having occurred on the primary exchange with which the Common Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the

Common Stock is not listed on any national securities exchange but is quoted in the Nasdaq National Market (the “Nasdaq”) on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange nor quoted in the Nasdaq on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service. Notwithstanding anything in the Plan to the contrary, without the prior approval of the stockholders of the Company, the Committee may not: (a) reduce the option price of any Stock Option after it is granted; (b) cancel any Stock Option at a time when the option price thereof exceeds the Fair Market Value of the Common Stock in exchange for another Stock Option or other Grant hereunder unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction or (c) take any other action that would be treated as a repricing under generally accepted accounting principles as applied in the United States.
          (o) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.
          (p) “Nonqualified Stock Option” means either an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option, or an Option intended to be an Incentive Stock Option but which does not qualify as an Incentive Stock Option.
          (q) “Option” means an Award granted under Section 7.
          (r) “Option Period” means the period described in Section 7(c).
          (s) “Option Price” means the exercise price for an Option as described in Section 7(a).
          (t) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6.
          (u) “Plan” means this SOI Holdings, Inc. 2005 Omnibus Plan.
          (v) “Restricted Period” means, with respect to any Award of Restricted Stock or any Restricted Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
          (w) “Restricted Stock Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9.

          (x) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9.
          (y) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
          (z) “Securities Act” means the Securities Act of 1933, as amended.
          (aa) “Stock” means the Common Stock of the Company.
          (bb) “Stock Bonus” means an Award granted under Section 10 of the Plan.
          (cc) “Stock Option” means, individually or collectively, an Incentive Stock Option or Nonqualified Stock Option granted under Section 7.
          (dd) “Stock Option Agreement” means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties as required in Section 7(d).
          (ee) “Strike Price” means, (i) in the case of an SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of an SAR granted independent of an Option, the price established by the Committee at the Date of Grant, which shall be no less than the Fair Market Value on the Date of Grant of the Stock subject to the SAR.
          (ff) “Vested Unit” shall have the meaning ascribed thereto in Section 9(d).
3. Effective Date, Duration and Shareholder Approval
     (a) The Plan is effective as of the Effective Date. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(i) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.
     (b) The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled.
4. Administration
     (a) The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Notwithstanding the foregoing, membership on the Committee shall in any event be limited to those members of the Board who (i) effective as of the time the Company completes the initial public offering of its common stock, are “Non-Employee Directors” as defined in the regulations promulgated by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act or any successor statute or regulation, and (ii) within the reliance period as set forth in Treas. Reg. Section 1.162-27(f)(2) are “outside directors” within the meaning of Section 162(m) of the Code.
     (b) Subject to the provisions of the Plan and applicable law, the Committee shall have the power, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number and type of shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Awards; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards, or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in the Plan or any instrument or agreement relating to, or Option granted under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
     (c) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award, or any documents evidencing any and all Awards granted pursuant to the Plan, shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.
     (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.
5. Grant of Awards; Shares Subject to the Plan
     The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Stock Bonuses to one or more Eligible Persons; provided, however, that:
     (a) Subject to Section 12, the aggregate number of shares of Common Stock in respect of which Awards may be granted under the Plan is 45,000 shares, each of which may be used in connection with a grant of Incentive Stock Options;
          (b) Shares of Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that shares of Stock delivered (either directly or by means of attestation) in full or partial payment of the Option Price in accordance with Section 7(b) shall be deducted from the number of shares of Stock delivered to the Participant pursuant to such Option for purposes of determining the number of shares of Stock acquired pursuant to the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor; and
     (c) Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase, or a combination of the foregoing.
6. Participation
     Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.
7. Terms of Options
     The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company or a “parent” or “subsidiary” of the Company, as such terms are used in Section 422(a)(2) of the Code. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement. In all events, the provisions in the applicable Stock Option Agreement shall control the terms of the Option issued pursuant thereto. If there shall be a conflict between the provisions of the Plan and such Stock Option Agreement, the provisions of such Stock Option Agreement shall control.
          (a) Option Price. The Option Price per share of Stock for each Option shall be set by the Committee at the time of grant but shall, subject to Section 7(e), not be less than the Fair Market Value of a share of Stock at the Date of Grant.
          (b) Manner of Exercise and Form of Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Stock (of the same class as that subject to the Option) valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, however, that such shares are not subject to any pledge or other security interest and meet such other requirements as the Committee may determine necessary in order to avoid adverse tax or accounting treatment in respect of the Option or, in the discretion of the Committee and if allowed by applicable law, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, (ii) if there shall be a public market for the applicable class of Stock, by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company the proceeds of the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iii) by such other method as the Committee may allow.
          (c) Vesting, Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years (subject to Section 7(e)), as may be determined by the Committee and reflected in the applicable Stock Option Agreement (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.
          (d) Stock Option Agreement — Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Stock Option Agreement, which shall be subject to the following terms and conditions:
               (i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount of shares of Stock or for any portion of whole shares of Stock thereof.
               (ii) Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.
               (iii) Each share of Stock purchased through the exercise of an Option shall be subject to the Company’s call right set forth in the Stock Option Agreement evidencing such Option.
               (iv) Subject to Section 11(k), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.
               (v) Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement evidencing such Option.
               (vi) Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Participant shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof, and any other representations deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates, to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.
               (vii) Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.
          (e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.
          (f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.
8. Stock Appreciation Rights
     Any Option granted under the Plan may include an SAR, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

          (a) Vesting, Transferability and Expiration. An SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. An SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.
          (b) Automatic exercise. If on the last day of the Option Period (or in the case of an SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.
          (c) Payment. Upon the exercise of an SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.
          (d) Method of Exercise. A Participant may exercise an SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.
          (e) Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, an SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.
          (f) Effect of American Jobs Creation Act. In deciding whether and upon what terms to grant an SAR, the Committee shall consider the tax consequences of such grant and its terms under Section 409A of the Code.
9. Restricted Stock and Restricted Stock Units
          (a) Award of Restricted Stock and Restricted Stock Units.
               (i) The Committee shall have the authority (A) to grant Restricted Stock and Restricted Stock Units to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

               (ii) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee and (B) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings.
               (iii) Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant.
               (iv) The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents.
          (b) Restrictions.
               (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (C) the shares shall be subject to forfeiture to the extent provided in Section 9(d) and the applicable Award agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder shall terminate without further obligation on the part of the Company.
               (ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award agreement.
               (iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.
          (c) Restricted Period. The Restricted Period of Restricted Stock and Restricted Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Restricted Stock Units indicated in a schedule established by the Committee in the applicable Award agreement.
          (d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 9(b) and the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.
               Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 9(a)(iv) hereof and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award agreement, the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Stock in lieu of delivering only shares of Stock for Vested Units or (ii) delay the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair

Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.
          (e) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock as well as any other information the Company deems appropriate:
               Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the SOI Holdings, Inc. 2005 Omnibus Plan and a Restricted Stock Purchase and Award Agreement, dated as of ___, between SOI Holdings, Inc. and ___. A copy of such Plan and Agreement is on file at the offices of SOI Holdings, Inc..
     Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.
10. Stock Bonus Awards
     The Committee may issue unrestricted Stock, or other Awards denominated in Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Bonus Award under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.
11. General
          (a) Additional Provisions of an Award. Awards granted to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate. Any such provisions shall be reflected in the applicable Award agreement.
          (b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.
          (c) Government and Other Regulations. The obligation of the Company to settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.
          (d) Tax Withholding.
               (i) A Participant shall be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant the amount (in cash, Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award and its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes.
               (ii) Without limiting the generality of clause (i) above, if so provided in an Award agreement, a Participant may satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by delivery of shares of Stock owned by the Participant (of the same class as that subject to the Award) with a Fair Market Value equal to such withholding liability (provided that such shares are not subject to any pledge or other security interest and meet such other requirements as the Committee may determine necessary in order to avoid adverse tax or accounting treatment), or by having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.
          (e) Claim to Awards and Employment Rights. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.
          (f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

          (g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
          (h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
          (i) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.
          (j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.
          (k) Nontransferability.
               (i) Each Award shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
               (ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:
(A)	any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B)	a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(C)	a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

(D)	any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award agreement;
(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan and any applicable Award agreement.
               (iii) The terms of any Option transferred in accordance with clauses (i) (as to an estate, devisee, or legatee) or (ii) (as to a Permitted Transferee) above shall apply to the transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the transferee, except that (a) transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (b) transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Stock Option Agreement, that such a registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to a transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (d) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

          (l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.
          (m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan.
          (n) Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.
          (o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.
          (p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.
          (q) Termination of Employment. For all purposes herein, (i) a person who transfers from employment or service with the Company or an Affiliate to employment or service with the Company or an Affiliate shall not be deemed to have terminated employment or service with the Company or an Affiliate and (ii) a person employed by or performing services solely to an Affiliate shall be deemed to have terminated employment and service with the Company and its Affiliates at such time that such Affiliate ceases to be an Affiliate.
          (r) Severability. If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
          (s) Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the Exchange Act applies to Grants made under the Plan, it is the intention of the Company that the Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that, if the Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of the Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.
12. Changes in Capital Structure

     Awards granted under the Plan and any agreements evidencing such Awards, and the maximum number of shares of Stock subject to all Awards stated in Section 5(a) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price, kind, or class of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment in Incentive Stock Options under this Section 12 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Furthermore, in making any adjustments under this Section 12 the Committee shall take into consideration any tax and/or accounting consequences of an adjustment that results in any Participant receiving an additional benefit under any outstanding Award. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
     Notwithstanding the above, in the event of any of the following:
     A. The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;
     B. All or substantially all of the assets of the Company are acquired by another person;
     C. The reorganization or liquidation of the Company; or
     D. The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above, then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other stockholders of the Company in the event. The terms of this Section 12 may be varied by the Committee in any particular Award agreement..
13. Successors
     The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company shall make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.
14. Nonexclusivity of the Plan
     Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
15. Amendments and Termination
     (a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
     (b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant in respect of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.
* * *
As adopted by the Board of Directors of
SOI Holdings, Inc. by unanimous written consent dated as of August 22, 2007.